CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of the Sequoia Fund Inc. Such reference is included in the Statement of Additional Information of the Fund under "Custodian, Counsel and Independent Registered Public Accounting Firm".




                                        /s/ BRIGGS, BUNTING & DOUGHERTY, LLP
                                        ------------------------------------
                                            BRIGGS, BUNTING & DOUGHERTY, LLP



Philadelphia, Pennsylvania
June 26, 2007